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                                  Exhibit 21.1

Subsidiaries of the Registrant

The following companies are subsidiaries of the Registrant as of December 31, 1996.

                                           Jurisdiction of     Percentage
Name                                         Incorporation      Ownership
----                                       ---------------     ----------

RLI Insurance Company                             Illinois           100%

RLI Aviation, Inc.                                Illinois           100%

Replacement Lens Inc.                             Illinois           100%

Maui Jim, Inc.                                    Illinois            34%



Mt. Hawley Insurance Company                        Kansas          99.5%

License Express Services, Inc.                    Illinois           100%

RLI Insurance Ltd.                                 Bermuda           100%

RLI Insurance Agency Ltd.                           Canada           100%


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